Exhibit (e)(4)

ETF DISTRIBUTION AGREEMENT

This distribution agreement (the “Agreement”) is effective this 29th day of July 2025, and made by Northern Funds, a Delaware statutory trust (the “Trust”) having its principal place of business at 50 South LaSalle Street, Chicago, IL 60603, and Northern Funds Distributors, LLC, a Delaware limited liability company (the “Distributor”) having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101.

WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number of exchange-traded fund series as listed on Exhibit A attached hereto (each a “Fund” and collectively the “Funds”), as such Exhibit may be amended by the Trust from time to time on written notice to the Distributor, having filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest, par value

$.0001 per Share (the “Shares”) of each Fund on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Registration Statement;

WHEREAS, the Shares of each Fund will be listed on one or more national securities exchanges (together, the “Listing Exchanges”);

WHEREAS, the Trust desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Creation Units and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”) (the successor organization to the National Association of Securities Dealers, Inc.); and

WHEREAS, the Distributor desires to provide the services described herein to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.  Appointment. The Trust hereby appoints the Distributor as the exclusive distributor for Creation Units of each Fund on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and

NTAC:3NS-20

of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2.  Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a)  “Prospectus” means any Prospectus, including any Summary Prospectus, and Statement of Additional Information constituting parts of any Registration Statement of the Trust under the 1933 Act and the 1940 Act as any such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time;

(b)  “Registration Statement” means any Registration Statement applicable to a Fund or Funds most recently filed from time to time by the Trust with the Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect;

(c)  All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3. Duties of the Distributor

(a)  The Distributor agrees to serve as the principal underwriter of the Funds in connection with the review and approval of all purchase and redemption orders of Creation Units of each Fund by Authorized Participants that have executed an Authorized Participant Agreement with the Distributor and Transfer Agent/Index Receipt Agent. The Trust acknowledges that the Distributor shall not be obligated to approve any certain number of orders for Creation Units; provided, however, that the Distributor agrees to use its best efforts to review and approve all orders in accordance with the terms and conditions set forth in the Prospectus. Nothing contained herein shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

(b)  The Distributor agrees to use commercially reasonable efforts to provide the following services to the Trust with respect to the continuous distribution of Creation Units of each Fund: (i) at the request of the Trust, the Distributor shall enter into Authorized Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent/Index Receipt Agent, for the purchase and redemption of Creation Units of the Funds (such form of Authorized Participant Agreements shall be approved by the Board of Trustees of the Trust and any Authorized Participant Agreement to be used with an Authorized Participant that differs in any material respect from the form approved by the Trust’s Board of Trustees shall be provided to the Trust for its approval prior to execution by the Distributor); (ii) the Distributor shall approve and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances (copies of such confirmations will be made available to the Trust promptly upon the Trust’s reasonable request); (iii) the Distributor shall make available copies of the Prospectus, included in the Registration Statement, to purchasers of Creation Units and, upon request, the Statement of Additional Information; and (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent/Index Receipt Agent. Upon request, the Distributor shall make available to the Trust during normal business hours a list of Authorized Participants.

(c)  Reserved.

(d)   All activities by the Distributor and its agents and employees that are primarily intended to result in the sale of Creation Units shall comply with the Registration Statement and Prospectus, any and all exemptive orders issued to the Trust in connection with the offering of Fund Shares and Creation Units under this Agreement of which the Distributor has received advance notice, the instructions of the Trust’s investment adviser (“Investment Adviser”) and the Board of Trustees of the Trust, the Agreement and Declaration of Trust, and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Commission or any securities association registered under the 1934 Act, including FINRA and the Listing Exchanges.

(e)  Except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus.

(f)  The Distributor acknowledges and agrees that the Trust reserves the right to suspend sales and Distributor’s authority to review and approve orders for Creation Units on behalf of the Trust. Upon due notice to the Distributor, the Trust shall suspend the Distributor’s authority to review and approve Creation Units if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(g)  The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use. Upon request by the Trust, the Distributor shall provide the Trust with information and materials regarding its business to the extent necessary to complete any filings. All information provided by the Distributor to the Trust for inclusion in a registration statement shall not contain any untrue statements of material fact or omit to state a material fact necessary to make a statement, in light of the circumstances in which it was made, not misleading. The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trust and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Trust or the Trust’s shareholders to which the Distributor would otherwise be subject by reason of negligence in the performance of its duties and obligations set forth in sections (3)(g), (m), (o) and (p) of this Agreement, and by reason of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of the remainder of its duties and obligations and representations and warranties under this Agreement.

(h)   The Distributor shall ensure that all direct requests to Distributor for Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled. The Distributor shall not bear any costs associated with printing Prospectuses, Statements of Additional Information, and all other such materials. In addition, the Distributor shall arrange to provide the Listing Exchanges with copies of Prospectuses and Statements of Additional Information to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that Prospectuses and Statements of Additional Information are available, including by (i) advising the Listing Exchanges on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with FINRA, and (iii) as may otherwise be required by the Commission.

(i)  The Distributor agrees to make available, at the Trust’s request, one or more members of its staff to attend, either via telephone or in person, Board meetings of the Trust in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Trustees of the Trust.

(j)   The Distributor shall review and approve, prior to use, all Trust sales and marketing materials (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and will file all Marketing Materials required, or as reasonably requested by the Trust, to be filed with FINRA. The Distributor agrees to furnish to the Investment Adviser any comments provided by FINRA with respect to such materials.

(k)  The Distributor shall not offer any Shares and shall not approve any creation or redemption order of Shares hereunder if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust’s obligation to redeem or repurchase any Shares from any shareholder in accordance with provisions of the Prospectus or Registration Statement.

(l)   If a Fund adopts any distribution and/or shareholder servicing plan(s) pursuant to Rule 12b-l under the 1940 Act (the “Plan”), the Distributor shall enter into selling and/or investor servicing agreements (“Sales and Investor Services Agreements”) with various broker-dealers and any other financial institution exempt under federal or state securities laws from registration as a broker or dealer authorized by the Investment Adviser, consistent with applicable law and the Registration Statement and Prospectus, to sell Shares and provide services to shareholders. The Distributor further agrees as follows: (i) the Distributor shall administer on behalf of the Fund any Plan(s) adopted by the Fund under rule 12b-l; (ii) the Distributor shall, at its own expense, set up and maintain a system of recording payments of fees and reimbursement of expenses disseminated pursuant to this Agreement and other agreements related to any such Plan(s) and, pursuant to the 1940 Act, report such payment activity to the Trust at least quarterly; (iii) the Distributor shall receive from the applicable Fund all distribution and shareholder servicing fees, as applicable, at the rate and to the extent payable under the terms and conditions set forth in any Plan(s) adopted by the Fund, as such Plan(s) may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose; and (iv) the Distributor shall pay, from the fees received from the applicable Fund pursuant to any such Plan(s), all fees and make reimbursement of all expenses, pursuant to and in accordance with such Plan(s) and any and all Sales and Investor Services Agreements. In no event shall Distributor (i) pay any fees pursuant to any such Plan(s) until it has received payment of such fees from the applicable Fund or the Adviser or (ii) be entitled to retain for its own account any amount accrued pursuant to any such Plan(s).

(m)  The Distributor shall work (i) with the Transfer Agent/Index Receipt Agent to review and approve orders placed by Authorized Participants with the Transfer Agent/Index Receipt Agent; and (ii) with the Custodian and/or Transfer Agent to reconcile Shares; and (iii) undertake all such activities on a reasonably timely basis.

(n)  The Distributor has as of the date hereof, and shall at all times have and maintain, net capital of not less than that required by Rule 15c3-l under the 1934 Act, or any successor provision thereto. In the event that the net capital of the Distributor shall fall below that required by Rule 15c3-l, or any successor provision thereto, the Distributor shall promptly provide notice to the Trust and the Investment Adviser of such event.

(o)  The Distributor agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations. The Distributor shall assist the Trust and its designated agents or, upon approval of the Trust, any regulatory or self-regulatory body, in any requested review of the records maintained by the Distributor pursuant to Rule 31a-1(d) under the 1940 Act.

(p)  The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.

4.  Duties of the Trust.

(a) The Trust agrees to issue Creation Units of each Fund and to request DTC to record on its books the ownership of the Shares constituting such Creation Units in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested through the Index Receipt Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Prospectus and Statement of Additional Information.

(b) The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust will make available to the Distributor such number of copies of its then currently effective Prospectus and Statement of Additional Information as the Distributor may reasonably request. The Trust will furnish to the Distributor copies of semi-annual reports and annual audited reports of the Trust’s books and accounts made by independent public accountants regularly retained by the Trust and such other publicly available information that the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Trust shall keep the Distributor informed of the jurisdictions in which the Trust has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information. Upon request by the Trust, the Distributor shall provide the Trust with information and materials regarding its business to the extent necessary to complete such filings. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

5.  Fees and Expenses.

(a)  The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Investment Adviser related to its services hereunder or for additional services as may be agreed to between the Investment Adviser and Distributor.

(b)  The Trust shall bear the cost and expenses of: (i) the registration of the Shares for sale under the 1933 Act; and (ii) the registration or qualification of the Shares for sale under the securities laws of the various States.

(c)  The Distributor shall pay (i) all expenses relating to Distributor’s broker-dealer qualification and registration under the 1934 Act; (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees; and (iii) all other expenses incurred in connection with the distribution services provided under this Agreement, including office space, equipment and personnel as may be necessary or convenient to provide the services.

(d)  Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Investment Adviser with respect to any services not included under this Agreement, as may be agreed upon by the parties from time to time.

6.  Indemnification.

(a)  The Trust agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, a “Distributor Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) any claim that the Registration Statement, Prospectus, Statement of Additional Information, shareholder reports, sales literature and advertisements specifically approved by the Trust and Investment Adviser in writing or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus and Statement of Additional Information, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law; (ii) the breach by the Trust of any obligation, representation or warranty contained in this Agreement; or (iii) the Trust’s failure to comply in any material respect with applicable securities laws.

The Trust does not agree to indemnify any Distributor Indemnitees or hold them harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor. The Trust will also not indemnify any Distributor Indemnitee with respect to any untrue statement or omission made in the Registration Statement, Prospectus or Statement of Additional Information that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case (i) is the indemnity of the Trust in favor of any Distributor Indemnitee to be deemed to protect the Distributor Indemnitee against any liability to the Trust or its shareholders to which the Distributor Indemnitee would otherwise be subject by reason of negligence in the performance of its duties and obligations set forth in sections (3)(g), (m), (o) or (p) of this Agreement, and by reason of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of the remainder of its duties and obligations and representations and warranties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Section with respect to any claim made against any Distributor Indemnitee unless the Distributor Indemnitee shall have notified the Trust in writing of the claim at its principal offices in Chicago, Illinois within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor Indemnitee (or after Distributor Indemnitee shall have received notice of service on any designated agent).

Failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to any Distributor Indemnitee against whom such action is brought unless failure or delay to so notify the Trust prejudices the Trust’s ability to defend against such claim. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to Distributor Indemnitee, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, Distributor Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Creation Units or the Shares.

(b)  The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the “Trust Affiliates”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any of its directors, officers, employees or affiliates in connection with its activities as Distributor pursuant to this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; or (iv) any allegation that the Registration Statement, Prospectus, Statement of Additional Information, shareholder reports, any information or materials relating to the Funds (as described in section 3(g)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor; it being understood that the Trust will rely upon certain information provided by the Distributor for use in the preparation of the Registration Statement, Prospectus, Statement of Additional Information, shareholder reports or other information related to the Funds or made public by the Trust.

In no case (i) is the indemnity of the Distributor in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Trust or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations and duties under this Agreement, except as set forth in section (3)(g) of this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust Affiliate shall have received notice of service on any designated agent).

Failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to the Trust Affiliate against whom such action is brought on account of its indemnity agreement contained in this Section unless failure or delay to so notify the Distributor prejudices the Distributor’s ability to defend against such claim. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers and Trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Creation Units or the Shares.

(c)  No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

(d)  The Trust acknowledges and agrees that as part of its duties, Distributor will enter into agreements with certain authorized participants (each an “AP” and collectively the “APs”) for the purchase and redemption of Creation Units (each such agreement an

“AP Agreement”). The Distributor acknowledges and agrees to the terms and provisions of the form of AP Agreement attached hereto as Exhibit B (the “Standard AP Agreement”). Under certain circumstances, an AP and/or the Trust may require that Distributor agree to certain provisions in the AP Agreement (each such modified AP Agreement a “Non-Standard AP Agreement”) that contain certain representations, undertakings and indemnification that are materially different from those included in the Standard AP Agreement and therefore materially impact the Distributor’s liability therein (“Non-Standard Obligations”).

To the extent that Distributor enters into any Non-Standard AP Agreement, after review and written approval by the Trust, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) that any Distributor Indemnitee may incur arising out of or relating to (a) the Distributor’s failure to perform any Non-Standard Obligations pursuant to any Non-Standard AP Agreement; (b) any representations made by the Distributor in any Non-Standard AP Agreement to the extent that the Distributor is not required to make such representations in the Standard AP Agreement; or (c) any indemnification provided by the Distributor under a Non-Standard AP Agreement to the extent that such indemnification is beyond the scope of the indemnification that the Distributor provides in the Standard AP Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Trust or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of their own willful misfeasance, bad faith, fraud or gross negligence in the performance of Distributor’s obligations or duties under the Non-Standard AP Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Non-Standard AP Agreement.

7. Representations.

(a)  The Distributor represents and warrants that (i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA; and (v) it has in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act.

(b)  To the extent applicable, the Distributor will comply with any requirements set forth in (i) the 1934 Act Rule 19b-4 relief provided to the Listing Exchanges in connection with the offering of Fund Shares and Creation Units under this Agreement and with respect to which the Distributor receives adequate advance notice; (ii) any and all exemptive orders issued to the Trust in connection with the offering of Fund Shares and Creation Units under this Agreement under the 1940 Act or 1934 Act with respect to which the Distributor receives adequate advance notice; and (iii) the Registration Statement and Prospectus.

(c)  The Distributor represents and warrants that it will comply in all material respects with the Trust’s portfolio holdings disclosure policy.

(d)  The Distributor represents and warrants that it is not an “affiliated person” (as defined under the 1940 Act) with the Listing Exchange or any underlying index provider for any Fund.

(e)  The Distributor and the Trust each individually represent that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the Trust acknowledges that the Authorized Participants are not “customers” for the purposes of 31 CFR 103.

(f)  The Distributor and the Trust each individually represent and warrant that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation; (ii) it will comply with all of the applicable terms and provisions of the 1934 Act; and (iii) it will provide certifications to the Trust in order to assist the Trust in complying with certain rules under the 1940 Act (by way of example only, Rules 30a-2, 30a-3 and 38a-1) and in connection with the filing of certain Forms (by way of example only, Form N-CSR).

(g)  The Trust represents and warrants that (i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (v) the Registration Statement and each Fund’s Prospectus have been prepared, and all sales literature and advertisements approved by the Trust and the Investment Adviser or other materials prepared by or on behalf of the Trust for the Distributor’s use (“Sales Literature and Advertisements”) shall be prepared, in all material respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission (the “Rules and Regulations”); and (vi) the Registration Statement and each Fund’s Prospectus contain, and all Sales Literature and Advertisements shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; and (vii) all statements of fact contained therein, or to be contained in all Sales Literature and Advertisements, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund’s Prospectus, nor any Sales Literature and Advertisements shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading. The Trust shall, from time to time, file such amendment or amendments to the Registration Statement and each Fund’s Prospectus as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the Registration Statement and each Fund’s Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or each Fund’s Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or any Fund’s Prospectus as the Trust may deem advisable. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus.

(h)  The Trust represents to the Distributor that the Registration Statement and Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity in all material respects with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Trust will notify the Distributor promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional. The Trust and the Investment Adviser shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations as are contained in such Prospectus or Registration Statement or financial reports filed on behalf of the Trust or in any Sales Literature and Advertisements.

8.   Duration, Termination and Amendment.

(a)  This Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue until July 29, 2027, and thereafter from year to year, provided such continuance is approved annually (i) by vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on at least sixty (60) days prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment. As used in this paragraph, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person” shall have the respective meanings specified in the 1940 Act.

(b)  The Distributor agrees to notify the Investment Adviser immediately in the event of its expulsion or suspension by FINRA. The Trust shall be entitled to terminate this Agreement immediately upon notice to the Distributor in the event that FINRA expels or suspends the Distributor.

(c)  No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9.  Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) If to the Trust:
Northern Funds Distributors, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Telephone: (207) 553-7110 Email: legal@foreside.com	Northern Funds Attn: Himanshu S Surti 50 South LaSalle Street, M-22 Chicago, IL 60603 Telephone: Email: flexshares_product_mgmt_team@ntrs.com
With a copy to: etp- services@foreside.com

10.  Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.

11.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.  Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.

13.  Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder.

14.  Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information.

The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of Trust shall be promptly returned to the Trust, or an authorized officer of the Distributor will certify to the Trust in writing that all such Confidential Information has been destroyed. This section 14 shall survive the termination of this Agreement. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if required by law, regulation or legal process or if requested by the Commission or other governmental regulatory agency with jurisdiction over the parties hereto; provided that the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and shall reasonably cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

15.  Limitation of Liability. This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund. The Trust’s Agreement and Declaration of Trust is on file with the Trust.

16.  Use of Names; Publicity. The Trust shall not use the Distributor’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of the Distributor hereunder, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld. The Distributor hereby consents to all uses of its name required by the Commission, any state securities commission, or any federal or state regulatory authority.

The Distributor shall not use the names “Northern,” “Northern Funds” or “Northern Trust” in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying and describing the functions of the Trust hereunder, in a manner not approved by the Trust in writing prior to such use; provided, however, that the Trust shall consent to all uses of its name required by the Commission, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

The Distributor will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express written consent of the Trust. Neither the Trust nor the Distributor will disclose any of the economic terms of this Agreement, except as may be required by law.

17.  Exclusivity. Nothing herein contained shall prevent the Distributor from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.

18.  Governing Language. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

EXHIBIT A

1.	Northern Trust Short-Term Tax-Exempt Bond ETF
2.	Northern Trust Intermediate Tax-Exempt Bond ETF
3.	Northern Trust Tax-Exempt Bond ETF
4.	Northern Trust 2030 Inflation-Linked Distributing Ladder ETF
5.	Northern Trust 2035 Inflation-Linked Distributing Ladder ETF
6.	Northern Trust 2045 Inflation-Linked Distributing Ladder ETF
7.	Northern Trust 2055 Inflation-Linked Distributing Ladder ETF
8.	Northern Trust 2030 Tax-Exempt Distributing Ladder ETF
9.	Northern Trust 2035 Tax-Exempt Distributing Ladder ETF
10.	Northern Trust 2045 Tax-Exempt Distributing Ladder ETF
11.	Northern Trust 2055 Tax-Exempt Distributing Ladder ETF

NTAC:3NS-20	A-1